Management Performance Plan
Effective January 1, 2019

Objective

The objective of the Management Performance Plan is to provide annual incentive payments to certain employees of FBL Financial Group, Inc. with a salary grade of 45 or higher and employees with a salary grade of 44 and jobs assigned at least 634 Hay points, in the form of an annual cash payment, for the achievement of a predetermined set of corporate goals. The goals may apply to operations and results of the entire enterprise or may apply to a segment of the business or the operations. Payment of cash incentives pursuant to achievement of the goals will be subject to FBL Financial Group, Inc. and the Farm Bureau Property & Casualty Company meeting triggers as approved annually by the Management Development and Compensation Committee. Triggers may relate to profitability, stability, positive surplus and levels of capital, among other matters, and may be applied across the Company or by defined groups within the company. In addition, the Management Development and Compensation Committee retains discretion annually to change or eliminate payment of cash incentives to any or all Tiers, Groups, segments, teams or individuals in its sole discretion.
Administration
The Management Performance Plan is approved by the Board of Directors through the actions of the Management Development and Compensation Committee. FBL management shall have the discretion to make decisions respecting the operations of the plan that do not have a material impact on the total amount paid.
Corporate Goals
Each plan year, the Board of Directors through the Management Development and Compensation Committee will authorize a set of corporate goals as the measure of performance necessary to receive the cash incentive. The performance goals will focus on key metrics for growth, efficiency and profitability. The goals and weighting of goals may differ for various business segments, teams or individuals within the overall Company, as deemed appropriate by the Management Development and Compensation Committee.
There will be no less than three Goal Groups each year: Property & Casualty, Life and Shared Services. The Property and Casualty and Life Goal Groups will have 50% of their goals specific to their business unit and 50% will be based on the overall corporate goals. The overall corporate goal shall be 100% of the goals for the Shared Services Goal Group and members of FBL Management Team. All eligible employees will be put into Goal Groups based on the discretion of management. Once an employee is placed in a Goal Group, the employee will remain in that Goal Group for the entire year, even if they move to a different business unit during the year. The Goal Groups will be determined as of March 1 each year.
Attainment of Goals
Each goal will be measured on an annual basis, with a separate determination of the attainment level. The actual value assigned to each goal (which determines the cash incentive eligible to employees) depends on the level of achievement of each corporate goal.

Eligible employees will be divided into Tiers based upon salary grade as determined annually and approved by the Management Development and Compensation Committee. The Committee shall also approve a Threshold (the minimum level of achievement at which a cash incentive is provided), a Target (the level of achievement that is targeted for each goal) and a Cap (the level of achievement at or above which the maximum cash incentive is provided).
With respect to individual employees or groups of employees, the Chief Executive Officer is authorized to exercise discretion regarding administration of the plan when needed as the result of employees moving from one Tier to another (either up, or down) or reclassification of existing positions.
Eligible Participants
Participation in the Management Performance Plan includes certain full-time, salary grade 44 (with jobs assigned at least 634 Hay points) and salary grade 45 and above employees of FBL Financial Group, Inc. who are classified as active employment status as of the last working day of the plan year. Excluded from participation in this plan are Regional Sales Vice Presidents, whose incentive compensation plan is set forth in the RVP Performance Plan Addendum attached hereto. The following rules shall be considered in the determination of eligibility of any employee or class of employees covered by the Management Performance Plan.

1.	Part-time or high-time employees, of FBL Financial Group, Inc. are not eligible to participate in the Management Performance Plan.

2.	Agents, reserve agents, Agency Managers, temporary employees, independent contractors, per diem adjusters, and leased employees are not eligible to participate in the Management Performance Plan.

3.
For eligible employees who transfer from full-time to part-time or high-time during the year, the cash incentive will be prorated based upon completed service as an eligible employee during the plan year. For employees who are otherwise eligible to participate transfer from full-time to temporary, all rights to a cash incentive will be forfeited.

4.
Cash incentive payments for eligible newly hired employees or current employees who become eligible for the Management Performance Plan during the plan year will be prorated based upon completed service as an eligible employee during the plan year.

5.
In the event an employee’s active employment terminates prior to the last working day of the plan year by reason of retirement, reduction in complement, transfer to Farm Bureau agent/reserve agent or Agency Manager status, company transfer to a multi-line state Farm Bureau affiliate, military leave, permanent disability, or death, the cash incentive payment will be prorated based upon completed service as an eligible employee during the plan year, assuming all other criteria have been met.

6.
Payment for deceased employee’s cash incentive pay will be made to the beneficiary on record for group life insurance, if living; otherwise to surviving spouse, if living; otherwise to employee’s estate.

7.	In the event an employee’s active employment terminates prior to the last working day of the plan year for any other reason not included in bullet #5, all rights to a cash incentive will be forfeited.

Participation in the Management Performance Plan does not guarantee employment, nor does participation at any time guarantee ongoing participation. In addition, the Management Development and Compensation Committee retains discretion to change or eliminate payment of cash incentives to any or all Tiers, Groups, segments, teams or individuals in its sole discretion.
Base Salary
Cash incentive payments are made based on a percentage of the participant’s base salary, based on the level of achievement of corporate goals as determined by the Management Development and Compensation Committee. For this purpose, base salary consists of the employee's regular monthly rate of pay, including any retro pay adjustments, during the plan year. Cash payments for unused vacation are not included in base salary. Notwithstanding anything to the contrary in the plan, total cash incentive payments to any participant shall not exceed three million dollars ($3,000,000) annually.
CEO Discretion
Subject to approval by the Management Development and Compensation Committee, the CEO will have the flexibility to increase or decrease the payments to any FBL Management Team member by an amount up to 25% of such individual’s attained cash incentive for the measurement year.
Cumulative changes to the individual cash incentive payments cannot increase or decrease the total payout for the FBL Management Team by more than 5%.

Payments of Cash Incentives
Subject to the discretion of the Management Development and Compensation Committee to change or eliminate payment of cash incentives, payments will be made annually, on or before March 15, to each eligible participant, subject to the attainment level of the goals, for the prior plan year.
Cash incentive payments made under the Management Performance Plan are considered compensation for purposes of calculating group life, accidental death & dismemberment, and disability income benefits. In addition, this cash incentive payment may be eligible for deferral and may be included in the calculation of retirement benefits, in each case in accordance with all terms and conditions of applicable plan documents.
Cash incentive payments will be made in a single, separate, lump sum payment and are subject to federal and state taxes. Cash incentive payments may also be subject to court-ordered child support, garnishments, wage assignments and tax levies. Cash incentive payments are not subject to voluntary payroll deductions, including but not limited to 401(k) loan payments, United Way, insurance premium and flex deductions.
Continuation
This Management Performance Plan shall replace and supersede any existing Management Performance Plans effective January 1, 2019, and shall continue in force from year to year thereafter as set forth herein, until amended or otherwise terminated by the Management Development and Compensation Committee of FBL Financial Group, Inc.

RVP Performance Plan Addendum
Effective January 1, 2019

Objective

The objective of this RVP Plan Addendum (the "RVP Plan") is to provide annual incentive payments to the Regional Sales Vice Presidents ("RVP") of FBL Financial Group, Inc., in the form of an annual cash payment, for the achievement of a predetermined set of corporate goals. Each of the participants will have state-specific goals each year in three different categories based on the geographic territory for which each RVP is responsible. Payment of cash incentives pursuant to achievement of the goals will be subject to FBL Financial Group, Inc. and the Farm Bureau Property & Casualty Company meeting the triggers approved annually by the Management Development and Compensation Committee and used to determine short term incentives for FBL employees covered under the Management Performance Plan set forth above. Triggers may relate to profitability, stability, positive surplus and levels of capital, among other matters, and may be applied across the Company or by defined groups within the company. In addition, the Management Development and Compensation Committee retains discretion annually to change or eliminate payment of cash incentives to the participants of this plan in its sole discretion.
Administration
The RVP Plan is approved by the Board of Directors through the actions of the Management Development and Compensation Committee. FBL management shall have the discretion to make decisions respecting the operations of the plan that do not have a material impact on the total amount paid.
Goals
Each calendar year (the "Plan Year"), the Board of Directors, through the Management Development and Compensation Committee, will adopt goals and goal categories established jointly by the Chief Marketing Officer, the Chief Operating Officer - Property Casualty Companies and the Chief Operating Officer - Life Companies, which will be used as the measure of performance necessary to receive the cash incentive. The performance goals will focus on key metrics for life and property/casualty sales, new agent growth and agent retention. The goals and weighting of goals may differ for individual RVPs under this plan as recommended by the Chief Marketing Officer and as deemed appropriate and approved by the Management Development and Compensation Committee.
Attainment of Goals
Each goal will be measured on an annual basis, and have a separate attainment level. The actual value assigned to each goal will be a percentage of the participant's base salary. The amount earned will depend on the level of achievement of each goal. For each goal, the Management Development and Compensation Committee shall approve a Threshold (the minimum level of achievement at which a cash incentive is provided), a Target (the level of achievement that is targeted for each goal) and a Cap (the level of achievement at or above which the maximum cash incentive is provided).
With respect to individual employees, the Chief Marketing Officer is authorized to exercise discretion regarding administration of the RVP Plan when needed as the result of employees joining or leaving the group during any calendar year.

Eligible Participants
Only the RVPs will participate in the RVP Plan. The following rules shall be considered in the determination of eligibility of any specific participant.

1.
For employees who transfer to an RVP position from a full-time position covered by the Management Performance Plan, the cash incentive will be prorated between this RVP Plan and the Management Performance Plan based percentage of time covered under each of the plans.

2.
Cash incentive payments for eligible newly hired RVPs or RVPs promoted to the position from one not covered by the Management Performance Plan, who become eligible for the RVP Plan during the Plan Year will be prorated based upon completed service as an eligible employee during the Plan Year.

3.
In the event an RVP's active employment terminates prior to the last working day of the plan year by reason of retirement, reduction in complement, transfer to Farm Bureau agent, reserve agent or Agency Manager status, company transfer to a multi-line state Farm Bureau affiliate, military leave, permanent disability, or death, the cash incentive payment will be prorated based upon completed service as an RVP during the Plan Year, assuming all other criteria have been met.

4.	Payment for a deceased RVP's cash incentive pay will be made to the beneficiary on record for group life insurance, if living; otherwise to surviving spouse, if living; otherwise to employee’s estate.

5.
In the event an RVP's active employment terminates prior to the last working day of the plan year for any other reason not included in bullet #3, above, all rights to a cash incentive will be forfeited.

Participation in the RVP Plan does not guarantee employment, nor does participation at any time guarantee ongoing participation. In addition, the Management Development and Compensation Committee retains discretion to change or eliminate payment of cash incentives to the entire group of eligible participants or individuals in its sole discretion.
Base Salary
Cash incentive payments are made based on a percentage of the participant’s base salary, based on the level of achievement of corporate goals as determined by the Management Development and Compensation Committee. For this purpose, base salary consists of the RVP's regular monthly rate of pay, including any retro pay adjustments, during the plan year. Cash payments for unused vacation are not included in base salary. Notwithstanding anything to the contrary in the plan, total cash incentive payments to any participant shall not exceed three million dollars ($3,000,000) annually.
Payments of Cash Incentives
Subject to the discretion of the Management Development and Compensation Committee to change or eliminate payment of cash incentives, payments will be made annually, on or before March 15, to each eligible participant, subject to the attainment level of the goals, for the prior Plan Year.

Cash incentive payments made under the RVP Plan are considered compensation for purposes of calculating group life, accidental death & dismemberment, and disability income benefits. In addition, this cash incentive payment may be eligible for deferral and may be included in the calculation of retirement benefits, in each case in accordance with all terms and conditions of applicable plan documents.
Cash incentive payments will be made in a single, separate, lump sum payment and are subject to federal and state taxes. Cash incentive payments may also be subject to court-ordered child support, garnishments, wage assignments and tax levies. Cash incentive payments are not subject to voluntary payroll deductions, including but not limited to 401(k) loan payments, United Way, insurance premium and flex deductions.
Continuation
This Management Performance Plan addendum shall continue in force from year to year following January 1, 2019, as set forth herein, until amended or otherwise terminated by the Management Development and Compensation Committee of FBL Financial Group, Inc.